EXHIBIT 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

AMENDMENT TO COMMON STOCK PURCHASE WARRANT

BIOSTAGE, INC.

Warrant Shares: _______________

This amendment to Common Stock Purchase Warrant, dated as of December 16, 2019 (this “Amendment”), to that certain Common Stock Purchase Warrant dated as of June 12, 2019 and executed by Biostage, Inc. (the “Company” and delivered to the warrant holder _______________ (the “Holder”).

RECITALS

WHEREAS, the Holder is the record and beneficial owner of the Warrant as of the date hereof;

WHEREAS, pursuant to Section 5(l) of the Warrant, this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder;

WHEREAS, the Company and the Holder wish to amend the Warrant in accordance with the terms hereof.

AGREEMENT

1.	Amendment to Section 1 of the Warrant with the definition of Termination Date being updated:

a.	Amendment From: “Termination Date” means the earlier to occur of (i) the date that is seven (7) weeks after the filing date of the Company’s first Investigational New Drug application with the US Food and Drug Administration, and (ii) the five (5) year anniversary of the date of issuance of this Warrant.

b.	Amendment To: “Termination Date” means April 30, 2020.

[REMAINDER OF THIS PAGE LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Biostage, Inc.

By: ___________________________
Name: James McGorry
Title: Chief Executive Officer

Holder

By: ___________________________
Name:
Title:

[REMAINDER OF THIS PAGE LEFT BLANK]